UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 11, 2008

FLM MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-53160
(Commission File No.)

14-8 No. 58 Haidian Road
Haidian District
Beijing, P.R. China 100086
(Address of principal executive offices, including zip code.)

011 86 106261 6955
(telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     Effective September 11, 2008, Chester Shynkaryk, Jianxing Qian and George Heards resigned as officers and directors of the Company. On the same date, Xin Chen was appointed to the board of directors and the positions of president, principal accounting officer, principal executive officer, principal financial officer, treasurer and secretary.

     Since July 2004, Mr. Chen has been the owner of Beijing ENET Information Consulting Co. Ltd., located in Beijing, China. Beijing ENET Information Consulting Co. Ltd. is engaged in the business of Telecommunication consulting and program development. From September 1998 to April 2004, Mr. Chen was a project manager for AT&T China, Inc. From October 29, 2006 to October 19, 2007, Mr. Chen was president and CEO of Kinglake Resources, Inc.

     There was no acquisition or disposition of securities in connection with the foregoing change in the majority of directors and accordingly a disclosure document, as described in Rule 14f-1 of the Securities and Exchange Act of 1934, was not filed with the SEC, nor required to be filed as a matter of law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacities on this 11th day of September, 2008.

FLM MINERALS INC.
(Registrant)

BY:   XIN CHEN
         Xin Chen
         President, Principal Accounting Officer,
         Principal Executive Officer, Principal
         Financial Officer, Secretary, Treasurer and
         sole member of the Board of Directors.